Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Intra-Cellular Therapies, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, to be filed on or about January 30, 2014, of our report dated July 16, 2013 relating to the balance sheet of Oneida Resources Corp. as of March 31, 2013, and the related statements of operations, stockholder’s deficiency, and cash flows for the period from August 29, 2012 (inception) through March 31, 2013.

/s/ RAICH ENDE MALTER & CO. LLP

RAICH ENDE MALTER & CO. LLP

New York, New York

January 30, 2014